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                                                                    EXHIBIT 99.3

                                  INSTRUCTIONS

                           TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF
                        GRAY COMMUNICATIONS SYSTEMS, INC.
                    9.25% SENIOR SUBORDINATED NOTES DUE 2011

         To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

         The undersigned hereby acknowledges receipt of the Prospectus dated _______ __, 2002 (the "Prospectus") of Gray Communications Systems, Inc. (the "Company") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Company's exchange offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or in the Letter of Transmittal.

         This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the 9.25% Senior Subordinated Notes due 2011 (the "Original Notes") held by you for the account of the undersigned.

         The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

         $_______________ of the 9.25% Senior Subordinated Notes due 2011

         With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

            [ ] TO TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED, IF ANY):
                  $________________________

            [ ] NOT TO TENDER any Original Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized
(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned, including but not limited to the representations that (i) the undersigned's principal residence is in the state of _______________ (FILL IN STATE), (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no- action letters that are discussed in the Prospectus and the Letter of Transmittal, and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Company or any of the Subsidiary Guarantors; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus and/or the Letter of Transmittal to effect the valid tender of such Original Notes.

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 [ ]              Check this box if the Beneficial Owner of the Original Notes is a participating broker-dealer and such participating broker-dealer acquired the Original Notes for its own account as a result of market-making activities or other trading activities.


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                                    SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name (please print):
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Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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